UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 5, 2005

Modtech Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25161	33-0825386
(Commission File Number)	(IRS Employer Identification No.)

2830 Barrett Avenue, Perris, CA	92571
(Address of Principal Executive Offices)	(Zip Code)

(951) 943-4014

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 5, 2005, Modtech Holdings, Inc. received a Nasdaq Staff Determination letter stating the company is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because it has not filed its Report on Form 10-K for its fiscal year ended December 31, 2004. As a result of the delinquency, an “E” character was appended to the company’s trading symbol “MODT” commencing at the opening of trading on April 7, 2005. Nasdaq further advised the company that its securities will be delisted from The Nasdaq Stock Market at the opening of business on April 14, 2005, unless the company requests a hearing before a Nasdaq Listing Qualifications Panel in accordance with Marketplace Rules. The company intends to request such hearing.

The company expects to file its Report on Form 10-K on or before April 30, 2005, and, after such filing, the company believes that it will be in compliance with the standards for continued listing on The Nasdaq Stock Market.

On April 6, 2005, the company issued a press release announcing its receipt of the Nasdaq Staff Determination notice. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release dated April 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 7, 2005

Modtech Holdings, Inc.

by:	/s/ Dennis L. Shogren
Dennis L. Shogren
Chief Financial Officer